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                                                                   Exhibit 2(ii)

                                                                  Execution Copy

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

            AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of March 24, 1999, among Phoenix International Life Sciences Inc., a corporation constituted under the laws of Canada ("Buyer"), Chrysalis International Corporation, a Delaware corporation (the "Company"), and Phoenix Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Sub").

            WHEREAS, the parties have entered into an Agreement and Plan of Merger, dated as of November 18, 1998 (the "Merger Agreement"); and

            WHEREAS, neither the stockholders of the Company nor the shareholders of Buyer have adopted the Merger Agreement; and

            WHEREAS, the parties wish to amend certain provisions of the Merger Agreement;

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged:

            1. Amendment to Merger Agreement. Pursuant to Section 10.03 of the Merger Agreement, the parties hereby amend the Merger Agreement to replace each reference to "March 31, 1999" with "April 30, 1999" in each of the following sections of the Merger Agreement:

               Section 9.01(f)
               Section 9.01(g)
               Section 9.03(b)

            2. Counterparts; Effectiveness. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

                                  PHOENIX INTERNATIONAL LIFE SCIENCES
                                  INC.

                                  By: /s/ Jean-Yves Caloz
                                      ------------------------------------------
                                      Name:  Jean-Yves Caloz
                                      Title: Senior Vice President International
                                             Finance and Acquisitions


                                  CHRYSALIS INTERNATIONAL CORPORATION

                                  By: /s/ Paul J. Schmitt
                                      ------------------------------------------
                                      Name:  Paul J. Schmitt
                                      Title: President

                                  PHOENIX MERGER SUB CORP.

                                  By: /s/ Jean-Yves Caloz
                                      ------------------------------------------
                                      Name:  Jean-Yves Caloz
                                      Title: Treasurer and Secretary